SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

Cistera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

6509 Windcrest Drive Suite 160 Plano,	TX 75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 381-4699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Company announced the following unaudited results for the second quarter and first six months of fiscal year 2009:

Three months ended September 30, 2008 compared to September 30, 2007

•	Revenues for the quarter totaled $1,288,503, an increase of $394,721 or 44% over the second quarter of fiscal 2008

•	Gross profit for the quarter was $945,043, or 73% of revenues, compared to $644,510 or 72% of revenues for the year ago period

•	Net loss for the quarter was $598,203 compared to $951,525 for the year ago period

•	Net loss per share was ($0.03) compared to ($0.11) for the year ago period

Six months ended September 30, 2008 compared to September 30, 2007

•	Revenues were $2,089,063, an increase of $ $515,494, or 33% over the first six months of fiscal 2008

•	Gross profit for the period was $1,538,887, or 74% of revenues, compared to $1,117,066 or 71% of revenues for the year ago period

•	Net loss for the period was $3,521,466 compared to $1,952,310 for the year ago period

•	Net loss per share was ($0.26), compared to ($0.23) for the year ago period

Item 8.01	Other Events

The Company will host a conference call to discuss its results for the second quarter of fiscal year 2009, and to provide an update on future prospects for the business on Monday, November 10, 2008 beginning at 3:30 pm Central time (4:30 pm Eastern/1:30 pm Pacific). Participants should dial 1-800-762-9058 and provide conference ID number 3939923. A replay will be available from 6:30 pm Central time on November 11 until 10:59 pm Central time on November 17. Callers should dial 1-800-406-7325 and enter PIN 3939923.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

99.1           Press Release dated November 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.
Date: November 10, 2008
/s/ Derek Downs
Derek Downs, Chief Executive Officer,
President and Interim Chief Financial
Officer